AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                  This Amendment No. 1, dated as of March 14, 2006 (this "Amendment No. 1"), to the Rights Agreement, dated as of December 14, 1999 (the "Rights Agreement"), between Aztar Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (as successor to ChaseMellon Shareholder Services, L.L.C.), as rights agent (the "Rights Agent").



                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement; and

                  WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof; and

                  WHEREAS, the Company, Pinnacle Entertainment Inc., a Delaware corporation ("Pinnacle"), and PNK Development 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Pinnacle ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of March 13, 2006, (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving that merger; and

                  WHEREAS, at a special meeting of the Board of Directors of the Company (the "Board") held on March 12, 2006, the Board approved the amendment of the Rights Agreement in the manner set forth herein; and

                  NOW, THEREFORE, in consideration of the foregoing and mutual agreements set forth in the Rights Agreement and this Amendment No. 1, the parties agree as follows:

1. Amendment to Definition of "Acquiring Person." Section 1(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof: "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Pinnacle Corp., a Delaware corporation, ("Pinnacle"), its Subsidiaries, Affiliates or Associates, including PNK Development 1, Inc., a Delaware corporation and a wholly owned subsidiary of Pinnacle ("Merger Sub"), is, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their execution of the Agreement and Plan of Merger, dated March 13, 2006 by and among Pinnacle, the Company and Merger Sub (the "Merger Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) any other transaction contemplated by the Merger Agreement, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Agreement becoming effective."

2. Amendment to Definition of "Distribution Date." Section 1(l) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, a Distribution Date shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

3. Amendment to Definition of "Stock Acquisition Date." Section 1(ee) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

4. Amendment to Definition of "Section 11(a)(ii) Event." Section 1(bb) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, a Section 11(a)(ii) Event shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

5. Amendment to Definition of " Section 13 Event." Section 1(cc) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, a Section 13 Event shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

6. Amendment to Definition of "Triggering Event." Section 1(jj) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, a Triggering Event shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

7. Amendment to Section (3)(a). Section 3(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:
         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not shall not occur or be deemed to have occurred as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

8. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 11(a)(ii) as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

9. Amendment to Section 13(a). Section 13(a) of the Rights Agreement is amended to add the following proviso at the end of such section: "; provided, however, that notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 13(a) as a result of the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

10. Addition of new Section 35. A new Section 35 is hereby added reading in its entirety as follows: "This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement). The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Effective Time (as defined in the Merger Agreement), which notice shall specify (i) that the Effective Time (as defined in the Merger Agreement) has occurred, and (ii) the date upon which this Agreement and the Rights established hereby were terminated."

11. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment No. 1.

12. Definitions. Terms not otherwise defined in this Amendment No. 1 shall have the meaning ascribed to such terms as in the Rights Agreement. The term "Agreement" or "Rights Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby, and all references to the Agreement or Rights Agreement shall be deemed to include this Amendment No. 1.

13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws; provided, however, that all provisions of this Amendment No. 1 regarding the rights, duties and obligations of the Rights Agent shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

14. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

15. Descriptive Headings. Descriptive headings of the several Sections of this Amendment No. 1 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16. Effectiveness. This Amendment No. 1 shall be effective as of the date first written above, and except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.



                                        AZTAR CORPORATION


                                        By: /s/ Neil A. Ciarfalia
                                            ------------------------------------
                                              Name:  Neil A. Ciarfalia
                                              Title: Chief Financial Officer,
                                                     Vice President and
                                                     Treasurer




                                        MELLON INVESTOR SERVICES, LLC,
                                        as Rights Agent


                                        By: /s/ James Kirkland
                                            ------------------------------------
                                              Name:  James Kirkland
                                              Title: Client Relationship
                                                     Executive